EXHIBIT 1
                                                                      ---------




                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                               CAMERON 1 S.A.R.L.,

                        CAMERON ACQUISITIONS CORPORATION

                                       AND

                              SAMSONITE CORPORATION

                            DATED AS OF JULY 5, 2007



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                                TABLE OF CONTENTS

                                                                            Page

                              Article I THE MERGER

Section 1.1       The Merger...................................................1
Section 1.2       Closing  1
Section 1.3       Effective Time...............................................2
Section 1.4       Effects of the Merger........................................2
Section 1.5       Certificate of Incorporation and By-laws of the
                  Surviving Company............................................2
Section 1.6       Directors and Officers.......................................2

           Article II CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1       Effect on Stock..............................................2
Section 2.2       Surrender and Payment........................................5

           Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1       Qualification, Organization, Etc.............................9
Section 3.2       Capital Stock...............................................10
Section 3.3       Corporate Authority Relative to this Agreement;
                  No Violation................................................11
Section 3.4       Reports and Financial Statements............................12
Section 3.5       No Undisclosed Liabilities..................................13
Section 3.6       No Violation of Law; Permits................................14
Section 3.7       Employee Benefit Plans......................................14
Section 3.8       Absence of Certain Changes or Events........................16
Section 3.9       Investigations; Litigation..................................16
Section 3.10      Information Statement; Other Information....................17
Section 3.11      Tax Matters.................................................17
Section 3.12      Labor Matters...............................................19
Section 3.13      Intellectual Property.......................................20
Section 3.14      Opinion of Financial Advisor................................20
Section 3.15      Required Vote of the Company Stockholders...................21
Section 3.16      Material Contracts..........................................21
Section 3.17      Transactions with Affiliates................................21
Section 3.18      Insurance...................................................21
Section 3.19      Environmental Matters.......................................21
Section 3.20      Real Estate Matters.........................................22
Section 3.21      Finders or Brokers..........................................22

            Article IV REPRESENTATIONS AND WARRANTIES OF PARENT

Section 4.1       Qualification; Organization, Etc............................23
Section 4.2       Capitalization of Merger Sub................................23
Section 4.3       Corporate Authority Relative to this Agreement;
                  No Violation................................................23

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Section 4.4       Litigation..................................................24
Section 4.5       Information Statement; Other Information....................24
Section 4.6       Lack of Ownership of the Company Common Stock...............25
Section 4.7       Finders or Brokers..........................................25
Section 4.8       Availability of Funds.......................................25
Section 4.9       No Disqualification.........................................25
Section 4.10      Section 203 of the DGCL.....................................25
Section 4.11      Disclaimer of Other Representations and Warranties..........26

                       Article V COVENANTS AND AGREEMENTS

Section 5.1       Conduct of Business by the Company or Parent................26
Section 5.2       Transfer Taxes..............................................31
Section 5.3       Investigation...............................................31
Section 5.4       No Solicitation.............................................31
Section 5.5       Preparation of Information Statement........................33
Section 5.6       Employee Matters............................................34
Section 5.7       Notification of Certain Matters.............................35
Section 5.8       Filings; Other Action.......................................35
Section 5.9       Takeover Statute............................................36
Section 5.10      Financing...................................................37
Section 5.11      Public Announcements........................................38
Section 5.12      Indemnification and Insurance...............................38
Section 5.13      Section 16 Matters..........................................39
Section 5.14      Control of Operations.......................................39

                      Article VI CONDITIONS TO THE MERGER

Section 6.1       Conditions to Each Party's Obligation to
                  Effect the Merger...........................................40
Section 6.2       Conditions to Obligation of the Company to
                  Effect the Merger...........................................40
Section 6.3       Conditions to Obligation of Parent to
                  Effect the Merger...........................................41
Section 6.4       Frustration of Closing Conditions...........................41

                            Article VII TERMINATION

Section 7.1       Termination or Abandonment..................................41
Section 7.2       Termination Fees............................................43
Section 7.3       Amendment or Supplement.....................................44

                           Article VIII MISCELLANEOUS

Section 8.1       No Survival of Representations and Warranties...............45
Section 8.2       Expenses 45
Section 8.3       Certain Defined Terms.......................................45
Section 8.4       Counterparts; Effectiveness.................................46
Section 8.5       Governing Law...............................................46
Section 8.6       Submission to Jurisdiction..................................46
Section 8.7       Specific Performance........................................46

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Section 8.8       Waiver of Jury Trial........................................46
Section 8.9       Notices  46
Section 8.10      Assignment; Binding Effect..................................48
Section 8.11      Severability................................................48
Section 8.12      Entire Agreement; No Third-Party Beneficiaries..............48
Section 8.13      Headings 48
Section 8.14      Interpretation..............................................48
Section 8.15      Extension of Time, Waiver, Etc..............................49

EXHIBITS

Exhibit A         Form of Certificate of Merger
Exhibit B         Form of Equity Commitments




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                             INDEX OF DEFINED TERMS

affiliate............................45  Hazardous Substances.................22
Agreement.............................1  HSR Act..............................12
Ares Warrant Agreement................4  Indemnified Parties..................38
associate............................45  Information Statement................17
Bank Boston Warrant Agreement.........4  Intellectual Property................20
business day.........................45  IRS..................................19
CB Employees.........................34  knowledge............................45
Certificate of Merger.................2  Laws.................................14
Closing...............................1  Lien.................................12
Closing Date..........................1  Loan Agreements......................25
Company...............................1  Material Adverse Effect...............9
Company Alternative Proposal.........33  Maximum Amount.......................39
Company Approvals....................12  Merger................................1
Company Benefit Plans................14  Merger Consideration..................2
Company Change of Recommendation.....32  Merger Sub............................1
Company Common Stock..................2  New Plans............................34
Company Disclosure Schedule...........9  Non-CB Employees.....................34
Company Employees....................19  Old Plans............................34
Company Material Contract............21  Option Plans.........................10
Company Permits......................14  Options Consideration.................3
Company Preferred Stock..............10  Parent................................1
Company SEC Documents................12  Parent Approvals.....................24
Company Stock Awards.................11  Parent Review Period.................42
Company Stock Option..................3  person...............................45
Company Stockholder Approval.........21  Principal Stockholder.................1
Company Superior Proposal............33  Principal Stockholder Consent.........1
Confidentiality Agreement............31  Qualifying Transaction...............44
control..............................45  Regulatory Law.......................36
Data Room............................27  Representatives......................31
Defaulting Party.....................44  SEC..................................12
Delaware Court.......................46  Subsequent Company SEC Documents.....12
DGCL..................................1  Subsidiary...........................45
Dissenting Shares.....................5  Superior Proposal Notice.............42
EC Merger Regulation.................36  Surviving Company.....................1
Effective Time........................2  Tax Authority........................19
Environmental Laws...................22  Tax Return...........................19
Equity Commitments...................25  Taxes................................19
ERISA................................14  Termination Date.....................42
ERISA Affiliate......................16  Treasury Regulations.................19
Exchange Act.........................12  WARN.................................20
Financing Agreements.................25  Warrant Agreements....................4
Foreign Benefit Plan.................16  Warrants..............................4
GAAP..................................9  Warrants Consideration................4
Governmental Entity..................12  Written Consent and Voting Agreement..1


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     AGREEMENT AND PLAN OF MERGER,  dated as of July 5, 2007 (the "AGREEMENT"),
among  Cameron  1  S.a.r.l.,  a  Luxembourg  corporation  ("PARENT"),   Cameron
Acquisitions Corporation, a Delaware corporation and a wholly-owned Subsidiary of Parent ("MERGER Sub"), and Samsonite Corporation, a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "MERGER") upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"); and

     WHEREAS, concurrent with the execution of this Agreement, as an inducement to Parent's willingness to enter into this Agreement and incur the obligations set forth herein, certain of the Company's stockholders, who beneficially or of record hold an aggregate of approximately 85% of the outstanding shares of Company Common Stock (each, a "PRINCIPAL STOCKHOLDER"), have entered into a Written Consent and Voting Agreement, dated as of the date hereof, with Parent (the "WRITTEN CONSENT AND VOTING AGREEMENT"), pursuant to which, upon the terms set forth therein, such stockholders have agreed to take specified actions in furtherance of the Merger, including executing and delivering written consents (each, a "PRINCIPAL STOCKHOLDER CONSENT") under Section 288 of the DGCL pursuant to which this Agreement and the Merger are adopted in accordance with
Section 251(c) of the DGCL immediately following the execution and delivery of this Agreement.

     NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:


                                    ARTICLE I
                                   THE MERGER

     Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company (the "SURVIVING COMPANY") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

     Section 1.2 CLOSING. The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., local time in Delaware, on a date to be specified by the parties (the "CLOSING DATE") which shall be no later than sixth business days after the satisfaction or waiver (to the extent permitted by applicable
Law) of the conditions set forth in ARTICLE VI (other than those that, by their terms, are to be satisfied by action at the Closing, but subject to such

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satisfaction  or waiver) at the offices of Skadden,  Arps,  Slate,  Meagher and
Flom (UK) LLP, 40 Bank Street, Canary Wharf, London, England, E14 5DS.

     Section 1.3 EFFECTIVE TIME. On the Closing Date, the parties shall execute and file in the office of the Secretary of State of the State of Delaware a certificate of merger, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, a form of which is attached hereto as EXHIBIT A (the "CERTIFICATE OF MERGER"). The Merger shall become effective at the time of filing of the Certificate of Merger, or at such later time as is agreed upon by the parties hereto and set forth therein (such time as the Merger becomes effective is referred to herein as the "EFFECTIVE TIME").

     Section 1.4 EFFECTS OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL.

     Section 1.5 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING COMPANY. Subject to SECTION 5.12, at the Effective Time, (a) the certificate of incorporation of the Surviving Company shall be amended to read in its entirety as the certificate of incorporation of Merger Sub read immediately prior to the Effective Time, except that the name of the Surviving Company shall be "Samsonite Corporation", and (b) the by-laws of the Surviving Company shall be amended so as to read in their entirety as the by-laws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with applicable Law, except that the references to Merger Sub's name shall be replaced by references to "Samsonite Corporation".

     Section 1.6 DIRECTORS AND OFFICERS. The Board of Directors of Merger Sub immediately prior to the Effective Time shall be the initial Board of Directors of the Surviving Company, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company.


                                   ARTICLE II
                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

     Section 2.1 EFFECT ON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

          (a) CONVERSION OF COMPANY COMMON STOCK. Subject to SECTION 2.1(f) and SECTION 2.1(g), each issued and outstanding share of common stock, par value $0.01 per share ("COMPANY COMMON STOCK"), of the Company (other than shares to be canceled in accordance with SECTION 2.1(b) and any Dissenting Shares (to the extent provided in SECTION 2.1(g)) shall thereupon be converted into and shall thereafter represent the right to receive an amount in cash equal to $1.49, without interest (the "MERGER CONSIDERATION").

          (b)   COMPANY STOCK OPTIONS.

                (i) Each unexercised option to purchase or acquire shares of Company Common Stock under the Option Plans (each such option, a "COMPANY

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     STOCK OPTION"), including unvested Company Stock Options, shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or the holder thereof, be canceled, and, (A) in the case of a Company Stock Option having a per share exercise price less than the Merger Consideration, such option shall be converted into the right to receive from the Surviving Company an amount (subject to any applicable withholding tax) in cash equal to the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time and (y) the amount by which the Merger Consideration exceeds the per share exercise price of such Company Stock Option, and (B) in the case of a Company Stock Option having a per share exercise price (the "OPTIONS CONSIDERATION") equal to or greater than the Merger Consideration, such option shall be canceled without the payment of cash or issuance of other securities in respect thereof. The cancellation of a Company Stock Option as provided in the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Company Stock Option. The Company shall take such actions as may be necessary to accelerate the vesting of all Company Stock Options that are not vested Company Stock Options as of the Effective Time.

                (ii) All payments with respect to canceled Company Stock Options shall be made by the Paying Agent (and Parent and the Surviving Company shall cause Paying Agent to make such payments) as promptly as practicable after the Effective Time from the Exchange Fund. Such payments shall be accompanied by a letter from the Paying Agent explaining how the payment amounts with respect to the canceled Company Stock Options were determined.

                (iii) Prior to the Effective Time, the Company shall take such actions as may be necessary (to the extent permitted under applicable Law) to cause any transactions contemplated by this SECTION 2.1(b) by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                (iv) (A) The Option Plans shall terminate as of the Effective Time and all rights in and the provisions of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof shall be canceled as of the Effective Time and (B) the Company shall adopt such resolutions and take such other commercially reasonable actions such that following the Effective Time no participant in the Option Plans or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Company or any Subsidiary thereof. No additional Company Stock Options or other equity based awards shall be granted pursuant to the Option Plans or otherwise after the date hereof.

                (v) Prior to the Effective Time, the Company shall deliver to the holders of Company Stock Options a letter describing the treatment

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     and payment for such Company  Stock  Options  pursuant to this SECTION 2.1 and providing instructions for obtaining such payment.

                (vi) The Board of Directors of the Company shall adopt such resolutions and take such other commercially reasonable actions as may be required or appropriate such that, upon the Effective Time, each Company Stock Option and Option Plan is treated in accordance with this SECTION 2.1.

          (c) WARRANTS. The warrants (the "WARRANTS") issued pursuant to the Amended and Restated Warrant Agreement between Ares Leveraged Investment Fund, L.P. and the Company (the "ARES WARRANT AGREEMENT") and the Warrant Agreement, dated as of June 24, 2008, between the Company and Bank Boston, N.A., as amended (the "BANK BOSTON WARRANT AGREEMENT," and together with the Ares
Warrant Agreement, the "WARRANT AGREEMENTS") shall be canceled and converted into the right to receive an amount (subject to any applicable withholding tax) in cash equal to the product of (i) the number of shares of Company Common Stock subject to such Warrants immediately prior to the Effective Time and (ii) the amount, if any, by which the Merger Consideration exceeds the per share exercise price of such Warrants (the "WARRANTS CONSIDERATION"). All payments with respect to the Warrants shall be made by the Paying Agent (and Parent and the Surviving Company shall cause the Paying Agent to make such payments) as promptly as reasonably possible after the Effective Time from the Exchange Fund. Prior to the Effective Time, the Company shall deliver to the holders of the Warrants notices setting forth such holders' rights pursuant to this Agreement. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of Warrants a letter of transmittal and instructions for use in obtaining the value of the Warrants as contemplated by this SECTION 2.1(C).

          (d) TREASURY SHARES; PARENT- AND MERGER SUB-OWNED SHARES. Each share of Company Common Stock held in treasury of the Company and each share of Company Common Stock that is owned by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (e) CONVERSION OF MERGER SUB COMMON STOCK. Each issued and outstanding share of the common stock, par value of $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value of $0.01 per share, of the Surviving Company.

          (f) ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to permit any action that the Company is otherwise prohibited from taking pursuant to this Agreement.

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          (g)   DISSENTING SHARES.

                (i) Notwithstanding any provision of this Agreement to the contrary, other than SECTION 2.1(g)(ii), any shares of Company Common Stock held by a holder who has properly exercised appraisal rights for such shares pursuant to Section 262 of the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost or failed to perfect such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Merger Consideration pursuant to SECTION 2.1(A), but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under the DGCL. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Company or of a stockholder of Parent.

                (ii)   Notwithstanding the provisions of SECTION 2.1(g)(i),  if
     any holder of shares of Company Common Stock who demands appraisal for such shares in accordance with the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive Merger Consideration as set forth in SECTION 2.1(a) of this Agreement, without any interest thereon.

                (iii) The Company shall give Parent (A) prompt notice of any written demands for appraisal rights of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company which relate to any such demand for appraisal rights and (B) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal rights under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal rights of Company Common Stock or offer to settle or settle any such demands.

     Section 2.2     SURRENDER AND PAYMENT

          (a) PAYING AGENT. Prior to the Effective Time, Parent shall designate, or shall cause to be designated (pursuant to an agreement in form and substance reasonably acceptable to the Company), a bank or trust company that is reasonably satisfactory to the Company to act as agent for the holders of Company Common Stock and holders of the Company Stock Options and Warrants in connection with the Merger (the "PAYING AGENT") and to receive the payment of the Merger Consideration, the Options Consideration and the Warrants
Consideration,  respectively,  to which  such  holders  shall  become  entitled
Pursuant to this ARTICLE II. At the Closing, Parent shall deposit with the Paying Agent, for the benefit of the stockholders, Options holders and Warrant holders of the Company, cash in an amount sufficient for the payment of the aggregate Merger Consideration payable pursuant to this ARTICLE II (assuming no Dissenting Shares) in respect of all shares of Company Common Stock outstanding as of the Effective Time, the aggregate Options Consideration payable pursuant to SECTION 2.1(b) and the aggregate Warrants Consideration payable pursuant to
SECTION 2.1(c) (the "EXCHANGE FUND"). The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration payable pursuant to

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this ARTICLE II, the Options  Consideration  payable pursuant to SECTION 2.1(b)
and the Warrants Consideration payable pursuant to SECTION 2.1(c) in each case, out of the Exchange Fund.

          (b)   EXCHANGE PROCEDURES.

                (i) Within one business day following the Effective Time, the Paying Agent shall mail:

                       (1) to each record holder, as of immediately prior to the Effective Time, of (1) an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "CERTIFICATES") or (2) shares of Company Common Stock represented by book-entry ("BOOK-ENTRY SHARES"), a customary letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal, and which shall be in a customary form and agreed to by Parent and the Company prior to the Closing) and instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such shares, for payment of the Merger Consideration set forth in
         SECTION 2.1(a);

                       (2) to each holder of a Company Stock Option as of the Effective Time (1) a letter describing the treatment and payment for such Company Stock Option, and (2) instructions for effecting the surrender of such Company Stock Option in exchange for the Options Consideration set forth in SECTION 2.1(b);

                       (3) To each holder of a Warrants as of the Effective Time (1) a customary letter of transmittal and (2) instructions for use in effecting the surrender of the Warrants in exchange for payment of the Warrants Consideration set forth in SECTION 2.1(c); and

                (ii) Each former stockholder of the Company, upon surrender to the Paying Agent of a Certificate or Book-Entry Shares together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, shall be entitled to receive by check or, if such amount is in excess of $500,000, by wire transfer or delivery of other immediately available funds, an amount of U.S. dollars (after giving effect to any required withholdings pursuant this SECTION 2.2(c)) equal to the amount of Merger Consideration into which such holder's shares of Company Common Stock represented by such holder's properly surrendered Certificates or Book-Entry Shares were converted in accordance with this
     ARTICLE II. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Company Common Stock such amounts as Parent or the Paying Agent are required to withhold or deduct under the Internal Revenue Code

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     of 1986,  as amended (the  "CODE"),  or any  provision of state,  local or foreign Tax law with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent or the Paying Agent. Until surrendered as contemplated by this SECTION 2.2, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this ARTICLE II. No interest will be paid or will accrue on any cash payable to holders of Certificates or Book-Entry Shares under the provisions of this ARTICLE II.

                (iii) Upon cancellation of a Company Stock Option, together with the delivery of the Option Surrender Agreement, duly executed, and any other documents reasonably required by the Surviving Company or the Paying Agent, the holder of the Company Stock Option shall be entitled to receive in exchange therefor the amount of cash which such holder has the right to receive pursuant to the provisions of SECTION 2.1(b)(i).

                (iv) Upon cancellation of a Warrant, together with the delivery of the letter of transmittal, duly executed, and any other documents reasonably required by the Surviving Company or the Paying Agent, the holder of the Warrant shall be entitled to receive in exchange therefor the amount of cash which such holder has the right to receive pursuant to the provisions of SECTION 2.1(c).

          (c)   TERMINATION OF RIGHTS.

                (i) The Merger Consideration paid in accordance with the terms of this ARTICLE II shall be deemed payment in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates or Book Entry Shares, SUBJECT, HOWEVER, to the Surviving Company's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made by the Company on such shares of Company Common Stock in compliance with SECTION 5.1(d)(i) which remain unpaid at the Effective Time.

                (ii) The cancellation of a Company Stock Option in exchange for the Options Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Company Stock Option.

                (iii) The cancellation of a Warrant in exchange for the Warrants Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Warrant.

          (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid in accordance with the terms of this ARTICLE II shall be deemed payment in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates or Book Entry

Shares, SUBJECT, HOWEVER, to the Surviving Company's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made by the Company on such shares of Company Common Stock which remain unpaid at the Effective Time.

          (e) TERMINATION OF PAYMENT FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for nine (9) months after the Effective Time shall be delivered to Parent upon demand, and any holders of the Certificates or Book Entry Shares, Company Stock Options or Warrants who have not theretofore complied with this ARTICLE II shall thereafter look only to the Surviving Company for payment of their claim for Merger Consideration, Options Consideration or Warrants Consideration, respectively.

          (f) CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the transfer books of the Surviving Company of the Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book Entry Shares are presented to the Surviving Company or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this ARTICLE II, except as otherwise provided by Law.

          (g) NO LIABILITY. None of the Company, Parent, Merger Sub, the Surviving Company or the Paying Agent shall be liable to any person in respect of cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate, Book Entry Share, Company Stock Option or Warrant shall not have been surrendered prior to such date on which any Merger Consideration, Options Consideration or Warrants Consideration in respect of such Certificate, Book Entry Share, Company Stock Option or Warrant would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate, Book Entry Share, Company Stock Option or Warrant shall, to the extent permitted by applicable Law, become the property of the Surviving Company, and any holders of the Certificates, Book Entry Share, Company Stock Option or Warrant who have not theretofore complied with this ARTICLE II shall thereafter look only to the Surviving Company for payment of their claim for Merger Consideration, Options Consideration or Warrants Consideration.

          (h) INVESTMENT OF EXCHANGE FUND. Parent shall cause the Paying Agent to invest the funds deposited with the Paying Agent in accordance with
SECTION 2.2(a) in a money market fund registered under the Investment Company Act of 1940, as amended, the principal of which is invested solely in obligations issued or guaranteed by the U.S. Government and repurchase agreements in respect of such obligations. Any interest and other income resulting from such investment shall be the property of, and shall be paid to, Parent. Any losses resulting from such investment shall not in any way diminish Parent's and Merger Sub's payment obligation under SECTION 2.1(a), (b) AND (c).

          (i) LOST CERTIFICATES. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in the Company SEC Documents or in the corresponding section of the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (it being agreed that disclosure of any item in any section of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent from the face of such disclosure), the Company represents and warrants to Parent and Merger Sub as follows:

     Section 3.1     QUALIFICATION, ORGANIZATION, ETC.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its properties and assets or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified, licensed or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, any reference to a "MATERIAL ADVERSE EFFECT" means any state of facts, event, circumstance, change or effect that has had a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, but shall not include any state of facts, events, circumstances, changes or effects
(i) (A) generally affecting air travel, the travel industry or any other industry in the United States or in other countries in which the Company or its Subsidiaries conduct business, including regulatory and political developments, so long as such state of facts, events, circumstances, changes or effects do not have a materially disproportionate effect on the Company and its Subsidiaries as compared to other companies in the industries in which the Company and its Subsidiaries operate, (B) generally affecting the economic, political or financial market conditions in the United States or in other countries in which the Company or its Subsidiaries conduct business, including changes in interest or exchange rates, so long as such state of facts, events, circumstances, changes or effects do not have a materially disproportionate effect on the Company and its Subsidiaries as compared to other companies in the industries in which the Company and its Subsidiaries operate, (C) resulting from ordinary seasonal fluctuation affecting the Company or its Subsidiaries,
(D) resulting from changes in U.S. generally accepted accounting principles ("GAAP") or the accounting rules and regulations of the SEC, (E) resulting from any acts of God, any acts of terrorism, war or hostilities, so long as such state of facts, events, circumstances, changes or effects do not have a materially disproportionate effect on the Company and its Subsidiaries as compared to other companies in the industries in which the Company and its Subsidiaries operate, (F) resulting from any action taken by Parent or its affiliates with respect to the transactions contemplated hereby, (G) resulting from any failure to meet internal or published projections, estimates or forecasts of revenues, earning, or other measures of financial or operating performance for any period (PROVIDED, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded) or (I) resulting from any matter reserved for in the consolidated financial statements included in the Company SEC Documents, (ii) resulting from the negotiation or announcement of this Agreement and the transactions contemplated hereby, including any such state of facts, events, circumstances, change or effect that adversely affects the Company's and/or its Subsidiaries' relationships with its customers or suppliers, or (iii) resulting from actions taken by the Company and its Subsidiaries with the consent of Parent either by virtue of their inclusion in SECTION 5.1 of the Company Disclosure Schedule or in writing following the date hereof pursuant to SECTION 5.1(d) of this Agreement. The copies of the Company's certificate of incorporation and by-laws which have been delivered or made available to Parent are complete and correct copies thereof, each as amended through the date hereof. The Company is not in violation of any provision of its certificate of incorporation or by-laws.

          (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company's Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business and, if applicable, is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification.

     Section 3.2     CAPITAL STOCK.

          (a) The authorized capital stock of the Company consists of 1,000,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share ("COMPANY PREFERRED STOCK"). As of July 1, 2007, (i) 742,430,474 shares of Company Common Stock were issued and outstanding, (ii) options and other awards to acquire an aggregate of 71,637,140 shares of Company Common Stock were outstanding under the Company's 1995 Stock Option and Incentive Award Plan and FY 1999 Stock Option and
Incentive Award Plan (the "OPTION PLANS"), (iii) 15,515,892 shares of Company Common Stock were reserved for issuance pursuant to the Ares Warrant Agreement,
(iv) 1,061,012 shares of Company Common Stock were reserved for issuance pursuant to the Bank Boston Warrant Agreement, and (v) no shares of Company Preferred Stock were issued or outstanding. All the outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as noted in clauses (ii), (iii) and (iv) above, shall be, when issued in accordance with the Option Plans or Warrant Agreements, as applicable, duly authorized, validly issued and fully paid and non-assessable and free of pre-emptive rights. Neither the Company nor any of its Subsidiaries directly or indirectly owns any shares of Company Common Stock.

          (b)   Except as set forth in SECTION  3.2(a),  as of the date hereof:
(i) the Company does not have any shares of its capital stock issued or outstanding other than shares of Company Common Stock that have become outstanding after April 30, 2007, but were reserved for issuance as set forth in SECTION 3.2(a), and (ii) subject to immaterial exceptions with respect to the Company's Subsidiaries, there are no outstanding subscriptions, options, warrants, calls, convertible securities, rights of first refusal, preemptive rights, or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests; (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement, arrangement or commitment to repurchase; (C) redeem or otherwise acquire any such shares of capital stock or other equity interests; or (D) provide an amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company.

          (c) SECTION 3.2(c) OF THE COMPANY DISCLOSURE SCHEDULE sets forth a true, complete and correct list of all persons who, as of June 30, 2007 held outstanding awards to acquire shares of Company Common Stock (the "COMPANY STOCK AWARDS") under the Option Plans, indicating, with respect to each Company Stock Award then outstanding, the type of award granted, the number of shares of Company Common Stock subject to such Company Stock Award, the exercise price, date of grant and vesting schedule thereof.

          (d) Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or such Subsidiary on any matter.

          (e) Except for the stockholders agreements filed as exhibits to the Company's most recent Annual Report on Form 10-K, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

     Section 3.3     CORPORATE  AUTHORITY RELATIVE TO THIS AGREEMENT;
                     NO VIOLATION.

          (a) The Company has requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, except for the (i) Company Stockholder Approval and (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are fair to and in the best interest of the Company and its stockholders and to recommend to such stockholders that they adopt this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies).

          (b) Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), (iv) any applicable non-U.S. competition, antitrust and investment Laws and (vi) the approvals set forth on SECTION 3.3(b) OF THE COMPANY DISCLOSURE SCHEDULE (collectively, the "COMPANY APPROVALS"), no authorization, consent or approval of, or filing with, any U.S. or foreign governmental or regulatory agency, commission, court, body, entity or authority (each a "GOVERNMENTAL ENTITY") is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or significantly impair or delay the consummation of the transactions contemplated hereby.

          (c) Subject to the receipt of the Company Approvals, the execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any loan, guarantee of indebtedness, credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "LIEN") upon any of the properties or assets of the Company or any of its Subsidiaries,
(ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws, in each case as amended, of the Company, (iii) materially conflict with or result in a material violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of any of the Company's Subsidiaries or (iv) conflict with or violate any Laws applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (i) and (iv), any such violation, conflict, default, right, loss or Lien that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 3.4     REPORTS AND FINANCIAL STATEMENTS.

          (a) The Company has filed all forms, documents and reports required to be filed prior to the date hereof by it under the Exchange Act with the U.S. Securities and Exchange Commission (the "SEC") since January 31, 2006 (together with the most recently filed S-1 Registration Statement of the Company, the "COMPANY SEC DOCUMENTS"). As of their respective dates, or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects, and all documents required to be filed by the Company under the Exchange Act with the SEC after the date hereof and prior to the Effective Time (the "SUBSEQUENT COMPANY SEC DOCUMENTS") will comply in all material respects, with the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder.

          (b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents fairly present in all material respects, and included in the Subsequent Company SEC Documents will fairly present in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal period-end review or audit adjustments) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since January 31, 2007, the Company has not made any material change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law.

          (c) As of January 31, 2007, the Company's principal executive officer and its principal financial officer have (i) devised and maintained a system of internal control over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP and the rules and regulations under the Exchange Act, and (ii) disclosed to the Company's auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's or any of its Subsidiaries' ability to record, process, summarize and report financial information and (B) any fraud of which the Company has knowledge, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); to the Company's knowledge, such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries required to be included in the Company's periodic reports under the Exchange Act, is made known to the Company's principal executive officer and its principal financial officer by others within the Company or any of its Subsidiaries, and, to the Company's knowledge, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to such material information required to be included in the Company's periodic reports required under the Exchange Act.

     Section 3.5     NO  UNDISCLOSED  LIABILITIES.  Except  (a)  as  disclosed, reflected or reserved against in the Company's consolidated financial statements (or the notes thereto) included in the Company SEC Documents, (b) for liabilities and obligations incurred in the ordinary course of business since January 31, 2007, (c) liabilities or obligations which have been discharged or paid in full in the ordinary course of business, (d) liabilities directly or indirectly related to the exploration of strategic alternatives or the public equity offering referred to in the Company SEC Documents, and (e) other liabilities and obligations arising after January 31, 2007, which do not exceed $5 million in the aggregate, neither the Company, nor any Subsidiary of the Company, has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or in the notes thereto).

     Section 3.6     NO VIOLATION OF LAW; PERMITS.

          (a) The Company and each of its Subsidiaries are in compliance with and are not in default under or in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "LAWS") applicable to the Company, such Subsidiaries or any of their respective properties or assets, except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the "COMPANY PERMITS"), except where the failure to have any of the Company Permits has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 3.7     EMPLOYEE BENEFIT PLANS.

          (a) SECTION 3.7(A) OF THE COMPANY DISCLOSURE SCHEDULE lists all material Company Benefit Plans as of the date hereof (other than those employment agreements and offer letters providing for an annual base salary of less than $250,000). "COMPANY BENEFIT PLANS" means all employee benefit plans, compensation arrangements and other benefit arrangements, whether or not "employee benefit plans" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), providing cash- or equity-based incentives, health, medical, dental, disability, accident or life insurance benefits or vacation, severance, retirement, pension or savings benefits, that are sponsored, maintained or contributed to by the Company, any of its wholly-owned Subsidiaries or any ERISA Affiliate for the benefit of employees, directors, consultants, officers, former employees, former consultants, former officers and former directors of the Company or its wholly-owned Subsidiaries and all employee agreements providing compensation, vacation, severance or other benefits to any officer, employee, consultant or former employee of the Company or its wholly-owned Subsidiaries, except to the extent providing mandatory benefits required by applicable foreign Law.

          (b) Any Company Benefit Plan intended to be qualified under Section 401(a) or 401(k) of the Code has received a determination letter from the Internal Revenue Service to the effect that it is so qualified and exempt from income tax under Sections 401(a) and 501(a) of the Code, and no event has occurred which would reasonably be expected to cause the loss, revocation or denial of such qualified status or any favorable determination letter. Each Company Benefit Plan has been maintained and administered in compliance with its terms and applicable Law (including ERISA and the Code to the extent applicable thereto), except for such non-compliance which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All employer and employee contributions to each Company Benefit Plan required by Law or by the terms of such Company Benefit Plan have been made, except for such contributions the failure of which to make has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no pending, threatened or anticipated claims by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any Company Benefit Plan, or otherwise involving any Company Benefit Plan (other than routine claims for benefits) except for any such claims which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has incurred any liability or penalty under
Section 4975 of the Code or Section 502(i) of ERISA which would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or has engaged in any transaction which is reasonably likely to result in any liability or penalty which would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Code Section 4975) with respect to any Company Benefit Plan, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such plan, and no material action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of such plan (other than routine claims for benefits) is pending or threatened in writing.

          (c) No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Company Benefit Plan is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, or a "multiple employer plan" as such term is defined in Section 413 of the Code. No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

          (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event (A) entitle any current or former employee, consultant, director or officer of the Company or any its Subsidiaries to severance pay, unemployment compensation or any other compensatory benefit or payment, except as required by applicable Law, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant, director or officer, (C) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment," as defined in
Section 280G(b)(1) of the Code, except as would not, individually or in the aggregate, have a Material Adverse Effect, or (D) result in the triggering or imposition of any restrictions or limitations on the rights of the Company to amend or terminate any Company Benefit Plan. No person is entitled to be compensated (whether by the Company, any of its Subsidiaries, the Surviving Company or any other person) for excise or other additional Taxes paid pursuant to Code Section 409A or any similar provision of any state or local Law of the United States. No person that is a "named executive officer" (as defined in the Company SEC Documents) is entitled to be compensated (whether by the Company, any of its Subsidiaries, the Surviving Company or any other person) for excise or other additional Taxes paid pursuant to Code Section 4999 or any similar provision of any state or local Law in the United States.

          (e) Except as required by applicable Law, neither the Company nor any of its Subsidiaries has any material obligation to provide medical, health, life insurance or other welfare benefits for currently retired or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B), including any such obligations resulting from transactions contemplated by this Agreement.

          (f) Except as would not individually or in the aggregate, have a Material Adverse Effect, (x) no individual who has performed services for the Company or any of its Subsidiaries has been improperly excluded from participation in any Company Benefit Plan and (y) neither the Company nor any of its Subsidiaries has any direct or indirect liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

          (g) Each "non-qualified deferred compensation plan" (as defined in Section 409(A)(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and guidance issued thereunder, except as would not, individually or in the aggregate, have a Material Adverse Effect.

          (h) To the knowledge of the Company, each Company Benefit Plan that is not subject to U.S. Law (a "FOREIGN BENEFIT PLAN") that is required by Law to be registered has been registered and each Foreign Benefit Plan has been maintained in good standing with applicable regulatory authorities and has been operated and maintained in all respects in compliance with Law, except for such failures to register, operate or maintain as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (i) For purposes of this Agreement, "ERISA AFFILIATE" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with the Company or any of its Subsidiaries within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company or any of its Subsidiaries under Section 414(o) of the Code, or is under "common control" with the Company or any of its Subsidiaries, within the meaning of Section 400l(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections of ERISA and the Code.

     Section 3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Other than the transactions contemplated by this Agreement and as disclosed in the Company SEC Documents, from January 31, 2007 through the date of this Agreement, (a) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course, (b) there has not been any event, occurrence, development or state of circumstances or facts that has had, or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any actions which, if taken after the date of this Agreement, would be prohibited by Sections 5.1(d)
(i), (v) and (ix).

     Section 3.9 INVESTIGATIONS; LITIGATION. There (a) is no investigation or review pending or threatened in writing by any Governmental Entity with respect to the Company or any of its Subsidiaries (including with respect to any directors, officers or employees for whom the Company or any of its Subsidiaries may be liable) which has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and (b) are no actions, suits, inquiries, investigations or proceedings pending or threatened in writing against or affecting the Company, any of its Subsidiaries or any of their respective assets or properties at law or in equity before, and there are no orders, judgments or decrees of or before, any Governmental Entity, in each case, which has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 3.10 INFORMATION STATEMENT; OTHER INFORMATION. None of the information with respect to the Company or its Subsidiaries to be included in the Information Statement will, in the case of the Information Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Information Statement or any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Information Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The Information Statement and other related material to be distributed to stockholders in connection with the Merger and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "INFORMATION STATEMENT."

     Section 3.11    TAX MATTERS.

          (a) The Company and each of its Subsidiaries have (i) timely filed (or there has been filed on their behalf) all material Tax Returns required to be filed by them (taking into account all applicable extensions) with the appropriate Tax Authority and all such Tax Returns are true, correct and complete in all material respects, and (ii) fully and timely paid all material Taxes owed by them except for such Taxes that are being contested in good faith and for which adequate reserves (as required by GAAP) have been established and have made adequate provision for any material Taxes that are not yet due and payable as of the date hereof for all taxable periods, or portions thereof, ending on or before the date of this Agreement (to the extent required by GAAP). The Company and its Subsidiaries have made available to Parent copies of all material Tax Returns, and, to the extent applicable, all material examination reports and statements of deficiencies for taxable periods for which the applicable statutory periods of limitations have not expired.

          (b) There are no material Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries except for liens for Taxes not yet due and payable or for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements contained in the Company SEC Documents filed prior to the date of this Agreement.

          (c) There is no audit, examination, deficiency, refund litigation, proposed adjustment or other proceeding by any Tax Authority in progress, pending or threatened in writing by any Tax Authority with respect to any material amount of Taxes due from or with respect to the Company or any of its Subsidiaries. As of the date hereof, none of the Company or any of its

Subsidiaries has received notice in writing of any material claim made by a Tax Authority in a jurisdiction where the Company or any of its Subsidiaries, as applicable, does not file a Tax Return, that the Company or such Subsidiary is or may be subject to material taxation by that jurisdiction, other than where such claim has not been resolved favorably to the Company or such Subsidiary. All deficiencies for Taxes asserted or assessed in writing against the Company or any of its Subsidiaries have been fully and timely paid, settled or, to the extent required, properly reflected in the most recent financial statements contained in the Company SEC Documents.

          (d) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material income Taxes or material income Tax deficiencies against the Company or any of its Subsidiaries and no request for any such waiver or extension is currently pending.

          (e) Neither the Company nor any of its Subsidiaries (x) is a party to any agreement providing for the allocation, indemnification or sharing of Taxes other than such an agreement exclusively between or among the Company and any of its Subsidiaries or joint venture partners to written agreements provided to Parent in the Data Room, and (y) (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated income Tax Return (other than a group the common parent of which is the Company) or (B) has any liability (including as a result of any agreement or obligation to reimburse or indemnify) for the Taxes of any other person (other than the Company or any of its Subsidiaries) under Treasury Regulation Sections 1.1502-6-1.1502-78 (or any similar provision of state, local or foreign Tax law), as a transferee or successor, by contract or otherwise.

          (f) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

          (g) The Company and each of its Subsidiaries is in all material respects in compliance with all applicable Tax withholding and information reporting requirements under federal, foreign state and local Tax laws and have properly withheld and timely paid to the appropriate Tax Authority proper and accurate amounts in all material respects for all periods ending on or before the Closing Date.

          (h) Neither the Company nor any of its Subsidiaries has executed or entered into a closing agreement under Section 7121 of the Code or any similar provision of state, local or foreign Laws, and neither the Company nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable ruling of any other Tax Authority.

          (i) There is no contract, plan or arrangement covering any person that, individually or in the aggregate, could give rise to the payment of any material amount that would not be deductible by Parent, the Company or any of their respective Subsidiaries by reason of Section 162(m) of the Code.

          (j) Neither the Company nor any of its Subsidiaries has entered into any transaction that constitutes (i) a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b), (ii) a "confidential tax shelter" within the meaning of Treasury Regulation ss.301.6111-2(a)(2) or (iii) a "potentially abusive tax shelter within the meaning of Treasury Regulation Sections 301.6112-1(b)-4.

          (k) There are no actions, audits, or other legal proceedings pending or threatened in writing against, with respect to or in limitation of the net operating loss carryforwards of the Company and its Subsidiaries for U.S. federal income Tax purposes.

          (l) None of the Company or any of its Subsidiaries has agreed, or is required to make, any material adjustment under Section 481(a) of the Code, and no Governmental Authority has proposed any such adjustment or change in accounting method.

          (m) The Company and its Subsidiaries have not taken any reporting position on a Tax Return, which reporting position (i) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local, or foreign Tax law), and (ii) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of state, local, or foreign Tax law).

          (n) For purposes of this Agreement: (i) "TAXES" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, alternative minimum, accumulated earnings, personal holding company, capital, transfer, stamp, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added; (ii) "TAX AUTHORITY" means the United States Internal Revenue Service (the "IRS") and any other domestic or foreign Governmental Entity responsible for the administration or collection of any Taxes; (iii) "TAX RETURN" means any return, report or similar statement (including any attached schedules) required to be filed with respect to Taxes and any information return, claim for refund, amended return, or declaration of estimated Taxes; and (iv) "TREASURY REGULATIONS " means the regulations promulgated under the Code.

     Section 3.12 LABOR MATTERS. Except to the extent imposed or implied by applicable foreign Law, neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement (or similar agreement or arrangement in any foreign country) with a labor union or labor organization covering any employees of the Company or any of its Subsidiaries ("COMPANY Employees"). Except for such matters which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) there are no strikes, lockouts, work stoppages or slowdowns involving any Company Employees that are pending or threatened in writing; (b) there is no pending demand for recognition or certification for representative status with respect to any Company Employees and there are no representation or certification proceedings presently pending or threatened in writing to be brought before the National Labor Relations Board or any other labor relations tribunal or authority; (c) there is no unfair labor practice or labor arbitration proceeding pending or threatened in writing against the Company or any of its Subsidiaries; and (d) the Company and its Subsidiaries are in compliance with all applicable Laws respecting (i) employment and employment practices, (ii) terms and conditions of employment, wages and hours, employment of minors, employment discrimination, health and safety, withholding and insurance, and (iii) unfair labor practices. Neither the Company nor any of its Subsidiaries has any liabilities or obligations under the Worker Adjustment and Retraining Notification Act of 1988, including the regulations promulgated thereto ("WARN") or any similar state, local or foreign law as a result of any action taken by the Company or any of its Subsidiaries (other than at the written direction of Parent), that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. During the 90-day period immediately prior to the Closing, the Company and each of its Subsidiaries will be in compliance with WARN and any similar state, local or foreign Law.

     Section 3.13 INTELLECTUAL PROPERTY. SECTION 3.13 OF THE COMPANY DISCLOSURE SCHEDULE lists all of the material registered trademarks owned by the Company and its Subsidiaries. With respect to each such trademark, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, (x) the Company or one of its Subsidiaries is the sole owner of such item, free and clear of all Liens and (y) except in the ordinary course of business, neither the Company nor any of its Subsidiaries has granted any Person an exclusive license to any such item. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in their respective businesses as currently conducted, and (ii) the consummation of the transactions contemplated by this Agreement will not alter or impair such rights. There are no claims pending or threatened in writing by any person challenging the use by the Company or its Subsidiaries of any trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, registered copyrights, patents or applications and registrations therefor (collectively, the "INTELLECTUAL PROPERTY") in their respective businesses as currently conducted that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, the conduct of the businesses of the Company and its Subsidiaries does not infringe upon any intellectual property rights or any other proprietary right of any person in any material respect, and neither the Company nor any Subsidiary has received any written notice from any other person (i) pertaining to or challenging the right of the Company or any Subsidiary to use any of the Intellectual Property and (ii) stating a claim that the Company believed to be material. Neither the Company nor any of its Subsidiaries has made any material claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property used in their respective businesses in the last twelve (12) months.

     Section 3.14 OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has received the opinion of Merrill Lynch International, dated the date of this Agreement, substantially to the effect that, as of such date, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view.

     Section 3.15 REQUIRED VOTE OF THE COMPANY STOCKHOLDERS. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of holders of securities of the Company which is required to adopt this Agreement (the "COMPANY STOCKHOLDER APPROVAL").

     Section 3.16    MATERIAL CONTRACTS.

          (a)   Subject to actions  taken by the  Company  in  compliance  with
SECTION 5.1(d), neither the Company nor any of its Subsidiaries is a party to or bound by any written contract, arrangement, commitment or understanding (i) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been made available to Parent prior to the date hereof or (ii) that materially limits the ability of the Company or any of its Subsidiaries to compete in any business line or in any geographic area. Each written contract, arrangement, commitment or understanding of the type described in clauses (i) and (ii) of this SECTION 3.16(a), whether or not set forth in the Company Disclosure Schedule or made available to Parent in the case of clause (i), is referred to as a "COMPANY MATERIAL CONTRACT."

          (b) Neither the Company nor any Subsidiary of the Company is in material breach of or material default under the terms of any Company Material Contract. To the knowledge of the Company, no other party to any Company Material Contract is in material breach of or material default under the terms of any Company Material Contract. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company which is party thereto and, to the knowledge of the Company, of each other party thereto, and is enforceable against the Company or the Subsidiary of the Company, as the case may be, in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies).

     Section 3.17 TRANSACTIONS WITH AFFILIATES. Other than any compensation, indemnification or other similar agreements between the Company or a Subsidiary of the Company and any officer or director and other than rights to receive Merger Consideration and as provided in SECTION 5.6, no relationship, direct or indirect, exists between or among the Company or any Subsidiary of the Company, on the one hand, and any director, officer or affiliate of the Company, on the other hand, that is required to be described under Item 404 of Regulation S-K of the SEC in the Company SEC Reports, which is not described therein.

     Section 3.18 INSURANCE. As of the date hereof, the Company has all material insurance policies, including those set forth in SECTION 3.18 OF THE COMPANY DISCLOSURE SCHEDULE, necessary to operate its business in the ordinary course. The insurance policies set forth in SECTION 3.18 OF THE COMPANY DISCLOSURE SCHEDULE are valid and effective in all material respects. All premiums payable under such policies have been duly paid to date. None of the Company or any of its Subsidiaries has received any written notice of cancellation of any such policy.

     Section 3.19    ENVIRONMENTAL MATTERS.

          (a) Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries and, to the knowledge of the Company, their respective predecessors, are and have been in compliance with all applicable Laws relating to (i) pollution, contamination, protection of the environment, health or safety, (ii) emissions, discharges, releases or threatened releases of Hazardous Substances into the air (indoor or outdoor), surface water, groundwater, soil or land surface or subsurface or buildings, or (iii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances (collectively, "ENVIRONMENTAL LAWS").

          (b) Except as would not have, individually or in the aggregate, a Material Adverse Effect, there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans: (i) that have given rise or could reasonably be expected to give rise to any liabilities or obligations of the Company or any of its Subsidiaries under any Environmental Laws; (ii) that have required or could reasonably be expected to require the Company or any of its Subsidiaries to incur any actual or potential cleanup, remediation, removal or other response costs (including the cost of coming into compliance with Environmental Laws), investigation costs (including fees of consultants, counsel and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities, payments, damages (including any actual, punitive or consequential damages (A) under any Environmental Laws, contractual obligations or otherwise or (B) to third parties for personal injury or property damage), civil or criminal fines or penalties, judgments or amounts paid in settlement, in each case arising out of or relating to any liabilities or obligations under any Environmental Laws; or (iii) that have formed or, to the knowledge of the Company, could reasonably be expected to form the basis of any actions, suits, inquiries, investigations or proceedings against or involving the Company or any of its Subsidiaries arising out of or relating to any Environmental Laws.

          (c) As used herein, "HAZARDOUS SUBSTANCES" means any pollutant contaminant, waste material or hazardous, toxic or dangerous substance, including any material defined by or regulated under any Environmental Laws.

     Section 3.20 REAL ESTATE MATTERS. All real property owned or leased by the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole, is disclosed in the Company SEC Documents. The Company and its Subsidiaries have good and marketable title to, or have a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements) owned, used or held for use by them, except for exceptions that would not have, individually or in the aggregate, a Material Adverse Effect. Neither the Company's nor any of its Subsidiaries' ownership of or leasehold interest in any such real property is subject to any Liens, except for Liens that would not have, individually or in the aggregate, a Material Adverse Effect.

     Section 3.21 FINDERS OR BROKERS. Except for Merrill Lynch International and Goldman Sachs International, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or upon consummation of the Merger. The Company has provided Parent a true and correct copy of the

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Company's  engagement  letters  with each of Merrill  Lynch  International  and
Goldman Sachs International prior to the date hereof.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

     Section 4.1 QUALIFICATION; ORGANIZATION, ETC. Parent and each of Parent's Subsidiaries (including Merger Sub) is a corporation, partnership or other entity duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business and, if applicable, is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification. The copies of each of Parent's and Merger Sub's certificate of incorporation and by-laws, which have been delivered to the Company prior to the date hereof, are complete and correct copies thereof, each as amended through the date hereof. Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or by-laws.

     Section 4.2 CAPITALIZATION OF MERGER SUB. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Written Consent and Voting Agreement and the other transactions contemplated by this Agreement and the Written Consent and Voting Agreement.

     Section 4.3     CORPORATE  AUTHORITY RELATIVE TO THIS AGREEMENT;
                     NO VIOLATION.

          (a) Each of Parent and Merger Sub has requisite corporate or limited liability company power and authority to enter into this Agreement and the Written Consent and Voting Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement and the Written Consent and Voting Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and, except for the filing of the Certificate of Merger with the Secretary of State of Delaware, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby and thereby. This Agreement and the Written Consent and Voting Agreement have been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement and the Written Consent and Voting Agreement constitute valid and binding agreements of the other parties hereto or thereto, this Agreement and the Written Consent and Voting Agreement constitute valid and binding agreements of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies).

          (b) Other than in connection with or in compliance with (i) the provisions of the DGCL, (ii) the Exchange Act, (iii) the HSR Act and (iv) any applicable non-U.S. competition, antitrust and investment laws (collectively, the "PARENT APPROVALS"), no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent of the transactions contemplated by this Agreement and the Written Consent and Voting Agreement, except for such authorizations, consents, approvals or filings, that, if not obtained or made, would not reasonably be expected to significantly impair or delay the consummation of the transactions contemplated hereby and thereby.

          (c) Subject to the receipt of the Parent Approvals, the execution and delivery by Parent and Merger Sub of this Agreement and the Written Consent and Voting Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of Parent or any of its Subsidiaries, (iii) conflict with or violate any Laws applicable to Parent, any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, right, loss or Lien that, has not, and would not reasonably be expected to, significantly impair or delay the consummation of the transactions contemplated hereby and thereby.

     Section 4.4 LITIGATION. There are no actions, suits, inquiries, investigations or proceedings pending or threatened in writing against or affecting Parent or its Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of or before any Governmental Entity, in each case, which would reasonably be expected to significantly impair or delay the consummation of the transactions contemplated hereby.

     Section 4.5 INFORMATION STATEMENT; OTHER INFORMATION. None of the information with respect to Parent or its Subsidiaries to be included in the Information Statement will, in the case of the Information Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Information Statement or any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Information Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     Section 4.6 LACK OF OWNERSHIP OF THE COMPANY COMMON STOCK. Neither Parent nor any of its Subsidiaries owns any shares of the Company Common Stock or other securities convertible into shares of the Company Common Stock.

     Section 4.7 FINDERS OR BROKERS. Except for Lehman Brothers International (Europe) - Italian Branch and UBS Limited, neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

     Section 4.8 AVAILABILITY OF FUNDS. Parent's and Merger Sub's obligations hereunder are not subject to any conditions regarding Parent's, Merger Sub's or any other person's ability to obtain financing for the consummation of the Merger and the other transactions contemplated by this Agreement. Parent and Merger Sub have, and as of the Closing will have, (i) cash on hand, (ii) written equity commitment letters to Parent and Merger Sub, a form of which is attached hereto as EXHIBIT B (the "EQUITY COMMITMENTS") and/or (iii) detailed debt commitment letters from Parent's financing sources (the "LOAN AGREEMENTS," and together with the Equity Commitments, the
"FINANCING AGREEMENTS"), which together are sufficient to enable Parent and Merger Sub to perform each of its obligations hereunder, consummate the Merger and the other transactions contemplated by this Agreement, and pay all related fees and expenses, including payment of the Merger Consideration, payments contemplated by SECTION 2.1 on account of Company Stock Options and the Warrants and any other repayment or refinancing of any indebtedness of the Company. True and correct copies of the Financing Agreements have been provided to the Company prior to the date hereof. The Financing Agreements have been duly executed and delivered by the parties thereto and are in full force and effect enforceable against the parties thereto in accordance with their terms. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under any term or condition of the Financing Agreements. As of the date hereof, Parent and Merger Sub have no reason to believe that either will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by Parent or Merger Sub contained in the Financing Agreements. Parent and Merger Sub have fully paid any and all commitment fees or other fees required by the Financing Agreements to be paid on or before the date hereof.

     Section 4.9 NO DISQUALIFICATION. To the Parent's knowledge, there are no facts that relate to the qualifications of Parent or Merger Sub which would, under applicable Law, disqualify Parent or Merger Sub with respect to the consummation of the transactions contemplated hereby or that would be reasonably likely to prevent the parties from obtaining any Parent Approval or Company Approval in a timely manner or which would prevent any Governmental Entity from consenting to the transactions contemplated by this Agreement in a timely manner.

     Section 4.10 SECTION 203 OF THE DGCL. None of Parent, Merger Sub or their respective affiliates or associates is or ever has been an "interested stockholder" (as defined in Section 203 of the DGCL) with respect to the Company.

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

     Section 4.11 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, the Written Consent and Voting Agreement and the Company Disclosure Schedule, (a) neither the Company nor any of its Subsidiaries nor any other person (whether or not a party to this Agreement and whether or not authorized by the Company or any of its Subsidiaries) makes, or has made, any representations or warranties, express or implied, at law or in equity, relating to itself, the Company, any Subsidiaries of the Company, or any of their respective businesses, assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose or otherwise in connection with the Merger, and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement, the Written Consent and Voting Agreement and the Company Disclosure Schedule and any other such representations and warranties are hereby expressly disclaimed, (b) no person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such party and is hereby expressly disclaimed and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in ARTICLE III of this Agreement and there is no assurance that any estimates, projections, predictions or any other forward-looking statements in any such materials or information will be achieved. Parent and Merger Sub each hereby acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, the Written Consent and Voting Agreement and the Company Disclosure Schedule, the Company shall merge with Merger Sub pursuant to this Agreement on an "as-is, where-is" basis.


                                   ARTICLE V
                            COVENANTS AND AGREEMENTS

     Section 5.1 CONDUCT OF BUSINESS BY THE COMPANY OR PARENT. From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to SECTION 7.1, and except
(i) as may be required by Law (provided that any party availing itself of such exception must first consult with the other party), (ii) as may be agreed in writing by Parent and the Company after seeking consent from the other party (which consent shall not be unreasonably withheld, delayed or conditioned),
(iii) as set forth in SECTION 5.1 OF THE COMPANY DISCLOSURE SCHEDULE or (iv) as expressly contemplated by this Agreement:

          (a) the Company covenants and agrees with Parent that the business of the Company and its Subsidiaries shall be conducted only in the ordinary course of business; and the Company for itself and on behalf of its Subsidiaries agrees with Parent to use its commercially reasonable efforts to preserve substantially intact their business organizations and goodwill, including their relationships with customers, suppliers, joint venture partners and employees, PROVIDED, HOWEVER, that no action by the Company or its

Subsidiaries with respect to matters specifically permitted by any other provision of this SECTION 5.1 shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

          (b) The Company covenants and agrees with Parent that the Company and its Subsidiaries shall: (i) prepare and timely file all Tax Returns required to be filed by them on or before the Closing Date ("Post-Signing Returns") in a manner consistent with past practice, except as otherwise required by applicable Laws, (ii) fully and timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed, (iii) properly reserve (and reflect such reserve in their books and records and financial statements), for all Taxes payable by them for which no Post-Signing Return is due prior to the Effective Time in a manner consistent with past practice, to the extent required by GAAP, (iv) promptly notify Parent of any material action, suit, inquiry, investigation or proceeding or audit pending or threatened against the Company or any of its Subsidiaries in respect of any Tax matter, including Tax liabilities and refund claims, and not settle or compromise any such action, suit, inquiry, investigation or proceeding or audit without Parent's prior written consent, and (v) terminate all material agreements providing for the allocation, indemnification or sharing of Taxes (other than any such agreement exclusively between or among the Company and any of its Subsidiaries or joint venture partners to written agreements provided to Parent in the Data Room) to which the Company or any of its Subsidiaries is a party such that there are no further liabilities thereunder.

          (c) the Company covenants and agrees that it and its Subsidiaries will be in compliance in all material respects with WARN and any similar state, local or foreign Law.

          (d) the Company agrees, on behalf of itself and its Subsidiaries, not to do any of the following between the date hereof and the Effective Time, except with the prior written consent of Parent or as required by Law:

                (i) authorize or pay any dividends on or make any distribution with respect to the outstanding shares of capital stock of the Company (whether in cash, assets, stock or other securities of the Company or its Subsidiaries);

                (ii) other than in the ordinary course of business or pursuant to existing written joint venture arrangements in effect prior to the execution of this Agreement that have been made available to Parent in the Company's virtual data room managed by Merrill Corp. as at 8 pm London time on July 4, 2007 with respect to documents and information in such data room that is either in English or Italian (the "DATA ROOM"), permit any of the Company's Subsidiaries that is not wholly-owned to authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries);

               (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly-owned Subsidiary of the Company which remains a wholly-owned Subsidiary after consummation of such transaction;

               (iv) except as required pursuant to existing written agreements or employee benefit plans in effect prior to the execution of this Agreement and made available to Parent in the Data Room, or any collective bargaining agreement (or similar agreement or arrangement in any foreign country), or as otherwise required by Law, (A) increase the compensation, severance or other benefits payable or to become payable to any current or former directors, officers, employees or consultants, except for increases in compensation for non-officer or director employees in the ordinary course of business and except for payments that are permitted in accordance with section (xx) below, subject to the cap stated therein, (B) establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries, except, in each case, as would not result in a material increase in the cost of maintaining such collective bargaining agreement, plan, trust, fund, policy or arrangement; PROVIDED, HOWEVER, that this Agreement shall not restrict the ability of the Company or any of its Subsidiaries to negotiate, execute or deliver any replacement, renewal or extension of any existing collective bargaining agreement (or similar agreement or arrangement in any foreign country) that expires in accordance with its terms, or (C) except as otherwise provided for in this Agreement and other than entry into employment agreements with non-officer and director employees of the Company or its Subsidiaries in the ordinary course of business consistent with past practice, enter into, adopt, amend or terminate any Company Benefit Plan, except immaterial amendments or replacements of existing Company Benefit Plans on substantially the same terms in the ordinary course;

               (v) enter into or make any loans to any of its officers, directors, employees, affiliates, agents or consultants (other than travel and other expense reimbursements in the ordinary course of business) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, except as required by the terms of any Company Benefit Plan;

               (vi) change accounting policies or procedures or any of its accounting methods except as required by GAAP, SEC rule or policy or applicable Law, other than to change (A) the fiscal year end of the Company to December 31 or (B) the inventory accounting method used by the Company to an alternative inventory accounting method permitted under GAAP;

               (vii)   except as permitted  pursuant to SECTION 5.4, approve or
     authorize any action to be submitted to the stockholders of the Company for approval that is intended or would reasonably be expected to, prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by this Agreement;

               (viii) except (A) in respect of the Merger, except as permitted pursuant to SECTION 5.4, (B) as required pursuant to existing written agreements made available to Parent in the Data Room and (C) a result of any investment made by the Company in an amount that does not exceed $1 million, authorize, propose or announce an intention to authorize or propose, or enter into agreements with respect to, any mergers, consolidations or business combinations or acquisitions of assets or securities;

               (ix)    adopt   any   amendments   to  the   Company's   or  its
     Subsidiaries' certificate of incorporation or by-laws;

               (x) except as required pursuant to the Company Stock Options, the Warrant Agreements, existing written agreements made available to Parent in the Data Room or employee benefit plans in effect prior to the execution of this Agreement, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities;

               (xi)    grant,   confer   or  award   any   options,   warrants,
     convertible security or other rights to acquire any shares of its capital stock;

               (xii) directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares;

               (xiii) incur, assume, guarantee, prepay or otherwise become liable for any indebtedness for borrowed money (directly, contingently or otherwise), except for (A) any indebtedness owing to the Company or any of its wholly-owned Subsidiaries, (B) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness for borrowed money on commercially reasonable terms, (C) guarantees by the Company of indebtedness for borrowed money of Subsidiaries of the Company, which indebtedness is incurred in compliance with this SECTION 5.1(d), (D) indebtedness for borrowed money incurred pursuant to, or in connection with, written agreements in effect prior to the execution of this Agreement or disclosed in the Company SEC Documents,
     (E) retail guarantees with landlords on store rentals in lieu of cash deposits or letter of credit in the ordinary course of business, and (F) indebtedness for borrowed money not to exceed $1 million in aggregate principal amount outstanding at any time incurred by the Company or any of its Subsidiaries other than in accordance with clauses (A)-(D), inclusive;

               (xiv) make any material loans, advances or capital contributions to, or investments in, any other person, other than by the Company or a Subsidiary of the Company to or in the Company or any Subsidiary of the Company;

               (xv) sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any Lien or otherwise dispose of any material portion of its properties or assets, including the capital stock of Subsidiaries other than in the ordinary course of business and except (A) for sales, leases, licenses, transfers, mortgages or encumbrances (x) of obsolete assets or (y) by and among the Company and its Subsidiaries, and (B) pursuant to existing agreements made available to Parent in the Data Room in effect prior to the execution of this Agreement;

               (xvi) enter into, terminate or amend any Company Material Contract, except for entering into, terminating or amending license and distribution agreements in the ordinary course (other than the Company's top five agreements) or license and distribution agreements between the Company and any of its Subsidiaries;

               (xvii) make any capital expenditures, except for the capital expenditures not to exceed $23 million in the aggregate and in line with the Company's business plan provided to Parent;

               (xviii) settle or compromise any material actions, suits, inquiries, investigations or proceedings (it being understood that any settlement involving a payment of over $5 million will be deemed material for this purpose);

               (xix) make or revoke any material election with regard to Taxes or file any material amended Tax Returns;

               (xx) make any payment incurred by the Company or any of its Subsidiaries for fees and expenses related to the initial public offering and the sale processes that have been conducted by the Company (including to the persons named in SECTION 3.21 hereof), except for the payment of fees and expenses of up to $18.18 million; or

               (xxi) agree, in writing or otherwise, to take any of the foregoing actions.

          (e) Parent agrees that the business of Parent and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business; PROVIDED, HOWEVER, that no action by Parent or its Subsidiaries with respect to matters specifically addressed by any other provision of this SECTION 5.1 shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

          (f) Parent agrees with the Company, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time, Parent:

                (i) except in respect of the Merger, or any mergers, consolidations or business combinations in the ordinary course of business among Parent's wholly-owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into agreements with respect to any mergers, consolidations or business combinations or acquisitions of assets or securities which would reasonably be expected to have the legal or practical effect of delaying or preventing, or reducing the likelihood of consummation of the Merger or the obtaining of any regulatory or other consent or approval contemplated hereby; PROVIDED, that Parent shall

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

     inform the Company prior to entering into a definitive agreement relating to any material acquisition;

               (ii) shall not, and shall not permit Merger Sub to, adopt any amendments to its certificate of incorporation or by-laws; and

               (iii) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or any action that would be reasonably likely to prevent Parent or Merger Sub from performing its covenants hereunder.

     Section 5.2 TRANSFER TAXES. Parent shall pay any real property or other transfer Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the Merger when due, and Parent shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable Law, the parties hereto will, and will cause their affiliates to, join in the execution of any such Tax Returns and other documentation.

     Section 5.3 INVESTIGATION. The Company shall afford to Parent and to its officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, "REPRESENTATIVES") reasonable access during normal business hours and with reasonable advance notice, throughout the period prior to the earlier of the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to SECTION 7.1, to the Company and its Subsidiaries' properties, contracts, commitments, books and records and any report, schedule or other document filed or received by the Company pursuant to the requirements of federal or state securities laws and shall use all reasonable efforts to cause the Company's Representatives to furnish promptly to Parent or its Representatives such additional financial and operating data and other information as to the Company and its Subsidiaries' respective businesses and properties as Parent or its Representatives may from time to time reasonably request (including the monthly management pack and any available daily sales information), except that nothing herein shall require either the Company or any of its respective Subsidiaries to disclose any information to the other that would cause a violation of any agreement to which the disclosing party is a party, would cause a risk of a loss of privilege to the party disclosing such data or information, or would constitute a violation of applicable Laws. Parent hereby agrees that it will treat any such information in accordance with the Confidentiality Agreement, dated as of June 4, 2007 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"). Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable Laws.

     Section 5.4     NO SOLICITATION.

          (a) The Company shall not, nor shall it authorize or permit, any Subsidiary of the Company or any of its or their respective Representatives to, directly or indirectly (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Company Alternative Proposal, (ii) participate in any negotiations regarding, or furnish to any person any nonpublic information with respect to, any Company Alternative Proposal or in response to any inquiries or

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

proposals that would reasonably be expected to lead to any Company Alternative Proposal (except to the extent specifically permitted pursuant to this SECTION 5.4), (iii) engage in discussions with any person with respect to any Company Alternative Proposal, except to notify such person as to the existence of the provisions of this SECTION 5.4 and except to the extent specifically permitted under this SECTION 5.4, (iv) approve, endorse or recommend any Company Alternative Proposal, except to the extent specifically permitted under this
SECTION 5.4 or (v) enter into any letter of intent or similar document or any agreement or commitment providing for, any Company Alternative Proposal (except for confidentiality agreements specifically permitted under SECTION 5.4(C) and except to the extent specifically permitted under this SECTION 5.4). The Company shall immediately terminate, and shall cause its Subsidiaries and its and their Representatives to immediately terminate, all discussions or negotiations, if any, that are ongoing as of the date hereof with any third party with respect to a Company Alternative Proposal.

          (b) Promptly after receipt of any Company Alternative Proposal, the Company shall notify Parent of its receipt of such Company Alternative Proposal, which notice shall include the identity of the third party making such Company Alternative Proposal, a description of the material terms and conditions of such Company Alternative Proposal, and copies of any substantive written communications and documents relating to such Company Alternative Proposal received by the Company from the third party making such Company Alternative Proposal.

          (c)   If the Company  receives a Company  Alternative  Proposal which
(i) constitutes a Company Superior Proposal or (ii) the Board of Directors of the Company determines in good faith, after consultation with its outside financial and legal advisors, after the taking of any of the actions referred to in either of clause (x) or (y) below, could reasonably be expected to result in a Company Superior Proposal, the Company may take the following actions: (x) furnish nonpublic information to the third party making such Company Alternative Proposal, if, and only if, prior to so furnishing such information to the third party, the Company receives from the third party an executed confidentiality agreement on terms substantially the same as the Confidentiality Agreement and the Company provides copies of the same such information to Parent, unless such information has previously been provided to Parent, and (y) engage in discussions or negotiations with the third party with respect to the Company Alternative Proposal.

          (d) In response to the receipt of a Company Superior Proposal, the Board of Directors of the Company may withdraw, amend or modify the Company Recommendation (a "COMPANY CHANGE OF RECOMMENDATION") if the Board of Directors of the Company has concluded in good faith, after consultation with its outside legal counsel, that, in light of a Company Superior Proposal, the failure of the Board of Directors of the Company to effect a Company Change of Recommendation would be reasonably likely to result in a breach by the directors of their fiduciary obligations to the Company's stockholders under applicable Law.

          (e) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, if, in the good faith judgment of the Company's Board of Directors, after consultation with its outside legal and financial advisors, such disclosure is required in order for the Board of Directors to comply with its fiduciary obligations, or is otherwise required, under applicable Law.

          (f) As used in this Agreement, "COMPANY ALTERNATIVE PROPOSAL" shall mean any inquiry, proposal or offer made by any person prior to the receipt of the Company Stockholder Approval (other than a proposal or offer by Parent or any of its Subsidiaries) for (i) the acquisition of the Company by merger, consolidation, recapitalization, business combination or similar transaction, or for a "merger of equals" with the Company; (ii) the acquisition by any person of twenty-five percent (25%) or more of the assets of the Company and its Subsidiaries, taken as a whole; or (iii) the acquisition by any person of twenty-five percent (25%) or more of the outstanding shares of Company Common Stock.

          (g) As used in this Agreement, "COMPANY SUPERIOR PROPOSAL" shall mean a bona fide Company Alternative Proposal contemplating an acquisition of 100% of the outstanding shares of Company Common Stock or 100% of the assets of the Company and its Subsidiaries, taken as a whole, made by any person (and which has not been obtained by or on behalf of the Company in violation of this
SECTION 5.4 and with respect to which the Company has fulfilled its obligations pursuant to this SECTION 5.4) (i) on terms that the Board of Directors of the Company determines in good faith, after consultation with the Company's financial and legal advisors, and considering such factors as the Board of Directors reasonably considers to be appropriate (including legal, financial, regulatory and other aspects of such proposal), would, if consummated, result in a transaction more favorable to the Company's stockholders than the transactions contemplated by this Agreement (as this Agreement may be amended or modified pursuant to SECTION 7.1(c)(ii)), (ii) that is reasonably likely to be consummated and (iii) is financed or reasonably capable of being financed by such third party.

     Section 5.5     PREPARATION OF INFORMATION STATEMENT.

          (a) The Company shall, as soon as is reasonably practicable (but in any event within 15 business days after the date hereof), prepare and file with the SEC the Information Statement in preliminary form, and each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Information Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Information Statement. Notwithstanding the foregoing, prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent with a reasonable opportunity to review and comment on such document or response and (ii) shall reasonably consider all comments reasonably proposed by Parent. The Company shall cause the Information Statement to be mailed to its stockholders as promptly as practicable after the Information Statement is cleared by the SEC (or the SEC notifies the Company that it will not review the Information Statement).

          (b) The obligation of the Company to mail the Information Statement shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Company Alternative Proposal (whether

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

or not it is a Company Superior Proposal), or by any Company Change of Recommendation effected pursuant to SECTION 5.4(d). The Company agrees that, except in accordance with SECTION 5.4(d), it shall not submit to the vote of its stockholders any Company Alternative Proposal (whether or not a Company Superior Proposal) or propose to do so.

     Section 5.6     EMPLOYEE MATTERS.

          (a) From and after the Effective Time, Parent shall honor or cause to be honored all Company Benefit Plans in accordance with their terms as in effect immediately before the Effective Time. With respect to Company Employees who are not covered by a collective bargaining agreement (or similar agreement or arrangement in any foreign country) listed on SECTION 3.12 OF THE COMPANY DISCLOSURE SCHEDULE or any replacement, renewal or extension of any such agreement (the "NON-CB EMPLOYEES"), for a period of one year following the Effective Time, Parent shall provide or cause the Surviving Company to provide such Non-CB Employees with salary, incentive compensation opportunities and employee benefits plans, programs and arrangements that are no less favorable, in the aggregate, to those provided to such Non-CB Employees immediately before the Effective Time; it being understood that nothing contained herein shall preclude (i) Parent from changing or terminating any existing plan, program or arrangement applicable to such Non-CB Employees pursuant to its terms or (ii) terminating any Non-CB Employees. With respect to Company Employees who are covered by a collective bargaining agreement (or similar agreement or arrangement in any foreign country) listed on SECTION 3.12 OF THE COMPANY DISCLOSURE SCHEDULE or any replacement, renewal or extension of any such agreement (the "CB EMPLOYEES"), Parent agrees to honor or cause to be honored all such agreements and provide such CB Employees with compensation and benefits as set forth in such agreements. For the avoidance of doubt, nothing contained herein shall preclude the Parent from terminating any CB Employee in accordance with the terms of the applicable collective bargaining agreement.

          (b) For purposes of vesting, eligibility to participate and level of benefits (but not benefit accrual under pension or similar plans) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the "NEW PLANS"), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to Company employee benefit plan or compensation arrangement or agreements in which such Company Employee participated immediately before the consummation of the Merger (such plans, collectively, the "OLD PLANS"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, to the extent such conditions were waived under the comparable plans of the Company or its Subsidiaries in

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

which such employee participated immediately prior to the Effective Time and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

     Section 5.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(a) the occurrence of any event known to it which would reasonably be expected to, individually or in the aggregate, (i) in the case of the Company, cause a material breach of any of the Company's representations or warranties under this Agreement or have a Material Adverse Effect, or, in the case of Parent, significantly impair or delay the consummation of the transactions contemplated hereby, or (ii) cause any condition set forth in ARTICLE VI to be unsatisfied in any material respect at any time prior to the Effective Time; or (b) any action, suit, proceeding, inquiry or investigation pending or threatened in writing which questions or challenges the validity of this Agreement; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice nor shall the party giving such notice be prejudiced with respect to any such matters solely by virtue of having given such notice.

     Section 5.8     FILINGS; OTHER ACTION.

          (a)   Subject  to  the  terms  and   conditions  set  forth  in  this
Agreement, each of the parties hereto shall use reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non actions, waivers, consents and approvals, including the Company Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

          (b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly but in no event later than seven (7) days after the date hereof make their respective filings and thereafter make any other required submissions under the HSR Act,
(ii) use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third parties or other Governmental Entities (including any foreign jurisdiction in which the Company's Subsidiaries are operating any business) in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby; and (iv) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated thereby.

          (c) In furtherance and not in limitation of the covenants of the parties contained in this SECTION 5.8, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Company and Parent shall cooperate in all reasonable respects with each other and use reasonable best efforts to contest, resist and resolve any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of the Company and Parent shall use reasonable best efforts to resolve any such objections or challenges as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated hereby. For the avoidance of doubt, for purposes of this SECTION 5.8, "reasonable best efforts" shall include defending through litigation on the merits, including appeals, any claim asserted in any court or other proceeding by any party, but shall not include committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of Parent (including its Subsidiaries) or the Company (including its Subsidiaries). For purposes of this Agreement, "REGULATORY LAW" means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, Council Regulation No. 139/2004 of the European Community (the "EC MERGER REGULATION") and all Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition, through merger or acquisition.

     Section 5.9 TAKEOVER STATUTE. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

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

     Section 5.10    FINANCING.

          (a) Parent shall (i) obtain as of the Closing the financing under the Loan Agreements and (ii) to the extent that the Loan Agreements are terminated or the financing contemplated under the Loan Agreements is otherwise unavailable, promptly arrange for alternative third party financing in an amount at least equal to that contemplated by the Loan Agreements and on terms reasonably satisfactory to the Company. Prior to the Closing, Parent shall not agree to, or permit, any amendment or modification of, or waiver under, the Financing Agreements or other documentation relating to the financing thereunder, including provisions relating to conditions precedent or other contingencies related to funding, without the prior written consent of the Company (which consent shall not be unreasonably withheld).

          (b) Subject to applicable Law, from the date of this Agreement until Closing, the Company shall use commercially reasonable efforts, and shall cause each of its Subsidiaries to use commercially reasonable efforts, to cause their respective employees and advisors to, provide all cooperation reasonably requested by Parent that is reasonably necessary and customary in connection with arranging the repayment of the existing indebtedness of the Company and its Subsidiaries and obtaining the financing contemplated under the Loan Agreements, including (i) participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses, business projections and similar documents reasonably necessary and customary in connection with the Loan Agreements, (iii) furnishing Parent and Merger Sub and their financing sources with other pertinent financial information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, (iv) assisting Parent in procuring accountants' comfort letters, accountants' consents, legal opinions, surveys and title insurance as reasonably requested by Parent;
PROVIDED, that neither the Company nor any of its Subsidiaries shall be required to enter into any agreement or commit to take any action that is not contingent upon the Closing and that none of the above shall unreasonably interfere with the operations of the Company and its Subsidiaries, and (v) executing and delivering pledge and security documents, hedging arrangements or other financing documents as may be reasonably requested by Parent or otherwise facilitating the pledging of collateral as may be reasonably requested by Parent (provided that any such documents or obligations contained in such documents shall be executed or effective no earlier than as of the Effective
Time).

          (c) Neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with SECTION 5.10(b) or the Loan Agreements prior to the Effective Time. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and third-party expenses incurred by the Company or any of its Subsidiaries and their respective representatives in connection with the cooperation described in
SECTION 5.10(b). Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company and its Subsidiaries and their respective officers, directors and other representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the financing contemplated under the Loan Agreements and any information utilized in connection therewith except with respect to information supplied by the Company specifically for including or incorporation by reference therein.

     Section 5.11 PUBLIC ANNOUNCEMENTS. The Company and Parent will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except (a) as may be required by Law or by obligations pursuant to any agreement with any securities exchange or (b) the Company may disclose information about this Agreement and the transactions contemplated herein in the ordinary course in connection with its investor relations practices. Parent and the Company agree to issue a press release announcing this Agreement.

     Section 5.12    INDEMNIFICATION AND INSURANCE.

          (a) Parent and Merger Sub agree that all rights to exculpation, indemnification and payment or reimbursement of fees and expenses incurred in advance of the final disposition of any claim related to acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the current or former directors, officers or employees, as the case may be (the "INDEMNIFIED PARTIES"), of the Company or its Subsidiaries as provided in their respective certificate of incorporation or by-laws (or comparable organizational documents) or in any agreement shall survive the Merger and shall continue in full force and effect for a period of six (6) years from and after the Effective Time. For a period of six (6) years from and after the Effective Time, Parent and Surviving Company shall (i) maintain in effect (A) the current provisions regarding indemnification of officers and directors contained in the certificate of incorporation and bylaws (or comparable organizational documents) of each of the Company and its Subsidiaries and (B) any indemnification agreements of the Company and its Subsidiaries with any of their respective directors, officers and employees existing as on the date hereof, and (ii) jointly and severally indemnify and hold harmless the Indemnified Parties to the fullest extent permitted by applicable Law against any losses, claims, damages, liabilities, costs, expenses (including reimbursement for reasonable fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party), judgments, fines and, subject to approval by Parent (which shall not be unreasonably withheld), amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation to which such Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that such individual is or was a director or officer of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another person or (ii) this Agreement or any of the transactions contemplated hereby, whether asserted or arising before or after the Effective Time.

          (b) For a period of six (6) years from and after the Effective Time, the Surviving Company shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company or its Subsidiaries or provide substitute policies or purchase a "tail policy," in either case, of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall the Surviving Company be required to pay with respect to such insurance policies in respect of any one policy year more than 300% of the annual premium paid by the Company for such insurance for the year ending December 31, 2005 (the "MAXIMUM AMOUNT"), and if the Surviving Company is unable to obtain the insurance required by this SECTION 5.12 it shall obtain as much comparable insurance as possible for an annual premium equal to the Maximum Amount.

          (c) The provisions of this SECTION 5.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives. Parent shall advance expenses, including reasonable fees and expenses of counsel, to an Indemnified Party as incurred to the fullest extent permitted under applicable Law upon receipt from the applicable Indemnified Party of an undertaking to repay such advances if it is ultimately determined such person is not entitled to indemnification.

          (d) The rights of the Indemnified Parties and their heirs and legal representatives under this SECTION 5.12 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or by-laws (or comparable organizational documents) of the Company or any of its Subsidiaries, or under any applicable agreement or Law.

          (e) In the event that either Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other persons, (ii) transfers 50% or more of its properties or assets to any person or (iii) enters into any similar transaction, then and in each case, proper provision shall be made so the applicable successors and assigns or transferees assume the obligations set forth in this SECTION 5.12.

     Section 5.13 SECTION 16 MATTERS. Prior to the Effective Time, the Company shall use all reasonable efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company.

     Section 5.14 CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by Parent and the Company) at or prior to the Effective Time of the following conditions:

          (a) Twenty (20) calendar days after the mailing of the Information Statement to the Company stockholders shall have elapsed, which, under Rule 14c-2 promulgated under the Exchange Act, is the earliest date upon which corporate action with respect to the Principal Stockholder Consent may be taken.

          (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or Governmental Entity which prohibits the consummation of the Merger, and shall continue to be in effect.

          (c) Any applicable waiting period under the HSR Act shall have expired or been earlier terminated and all required approvals shall have been obtained under the EC Merger Regulations.

          (d) Any other Company Approvals and other Parent Approvals required to be obtained for the consummation, as of the Effective Time, of the transactions contemplated by this Agreement, other than any Company Approvals and Parent Approvals which the failure to obtain would not reasonably be expected to have, individually, or in the aggregate, a Material Adverse Effect shall have been obtained.

     Section 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is further subject to the fulfillment of the following conditions:

          (a) The representations and warranties of Parent and Merger Sub contained herein shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) with the same effect as though made as of the Effective Time except where any such failure of the representations and warranties to be true and correct would not reasonably be expected to significantly impair or delay the consummation of the transactions contemplated hereby;

          (b) Parent and Merger Sub shall have performed in all material respects all obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Effective Time; and

          (c) Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer or any Executive Vice President certifying to the effect that the conditions set forth in
SECTION 6.2(a) and SECTION 6.2(b) have been satisfied.

     Section 6.3 CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER. The obligation of Parent and Merger Sub to effect the Merger are further subject to the fulfillment of the following conditions:

          (a) The representations and warranties of the Company contained in this Agreement (other than the representations and warranties contained in SECTION 3.2(a), SECTION 3.2(b) and SECTION 3.2(d)) shall be true and correct as of the Effective Time as though made on and as of the Effective Time except (A) for changes specifically permitted by the terms of this Agreement, (B) that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date and (C) where the failure to be so true and correct, when taken together and disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, would not reasonably be expected to have a Material Adverse Effect;

          (b)   The  representations and warranties of the Company contained in
SECTION 3.2(a), SECTION 3.2(b) and SECTION 3.2(d) shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date;

          (c) The Company shall have performed in all material respects all obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Effective Time; and

          (d) The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer or Executive Vice President certifying to the effect that the conditions set forth in SECTION 6.3(a), SECTION 6.3(b) and SECTION 6.3(c) have been satisfied.

     Section 6.4 FRUSTRATION OF CLOSING CONDITIONS. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in
SECTION 6.1, SECTION 6.2, SECTION 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to SECTION 5.8.


                                   ARTICLE VII
                                   TERMINATION

     Section 7.1 TERMINATION OR ABANDONMENT. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

          (a)   by the mutual written consent of the Company and Parent;

          (b) by either the Company or Parent, if (i) the Effective Time shall not have occurred on or before the date that is 120 calendar days after the date of this Agreement (the "TERMINATION DATE") and (ii) the party seeking to terminate this Agreement pursuant to this SECTION 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before such date;

          (c) by the Company, prior to the date that is 20 business days after the date of this Agreement in order to concurrently enter into a letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Company Superior Proposal, but only so long as:

                (i) the Company provides Parent with at least five business days prior written notice ("SUPERIOR PROPOSAL NOTICE") that it intends to enter into such letter of intent, agreement in principle, acquisition agreement or other similar agreement, which Superior Proposal Notice shall specify the reasons for the Company's intent to enter into such letter of intent, agreement in principle, acquisition agreement or other similar agreement and attach the most current version of such document; and

                (ii) during the period of five business days following receipt of a Superior Proposal Notice (the "PARENT REVIEW PERIOD"), if requested by Parent, the Company and its Representatives shall have engaged in good faith negotiations with Parent and its Representatives over amendments or modifications to this Agreement proposed by Parent and the Board of Directors of the Company shall, in determining whether to enter into a letter of intent, agreement in principle, acquisition agreement or other similar agreement, take into account any amendments or modifications to this Agreement proposed by Parent.

For the avoidance of doubt, (i) if a Company Superior Proposal is received after the date that is 20 business days after the date of this Agreement, then the Company shall not be permitted to terminate this Agreement and (ii) upon receipt by Parent of a Superior Proposal Notice, the Company shall have the right to terminate this Agreement pursuant to this SECTION 7.1(C) upon entering into a letter of intent, agreement in principle, acquisition agreement or other similar agreement with the third party that has made the Company Superior Proposal (or an amended Company Superior Proposal) that is the subject to the Superior Proposal Notice (or such amended notice), even if the Company enters into such letter of intent, agreement in principle, acquisition agreement or other similar agreement on a date that is later than 20 business days after the date of this Agreement; PROVIDED, HOWEVER, that the Company's right to terminate this Agreement pursuant to this SECTION 7.1(C) after the 20-business day period following the date of this Agreement, shall terminate three business days following the expiration of the Parent Review Period in connection with a Company Superior Proposal received during such 20-business day period (or an amendment to such Company Superior Proposal);

          (d) by Parent, if the Principal Stockholders shall have failed to deliver the Principal Stockholder Consents as contemplated by this Agreement;

          (e) by either the Company or Parent, if an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or injunction shall have become final and non-appealable and the party seeking to terminate this Agreement pursuant to this SECTION 7.1(e) shall have used all reasonable efforts to remove such injunction, order, decree or ruling;

          (f) by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in
SECTION 6.1 or SECTION 6.2 and (ii) cannot be cured by the Termination Date, provided that the Company shall have given Parent written notice, delivered at least forty-five (45) days prior to such termination, stating the Company's intention to terminate this Agreement pursuant to this SECTION 7.1(F) and the basis for such termination;

          (g) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in
SECTION 6.1 or SECTION 6.3 and (ii) cannot be cured by the Termination Date, provided that Parent shall have given the Company written notice, delivered at least forty-five (45) days prior to such termination, stating Parent's intention to terminate the Agreement pursuant to this SECTION 7.1(G) and the basis for such termination; and

          (h) by the Company, if (i) the Merger shall not have been consummated within nine (9) business days of the first date upon which all conditions set forth in SECTION 6.1 and SECTION 6.3 (other than 6.3(d)) are satisfied and (ii) at the time of such termination such conditions continue to be satisfied.

     In the event of termination of this Agreement pursuant to this SECTION 7.1, this Agreement shall terminate (except for the Confidentiality Agreement and the provisions of SECTION 7.2 and ARTICLE VIII), and there shall be no other liability on the part of the Company or Parent to the other except liability arising out of a breach of this Agreement, including as provided in
SECTION 8.12, or as provided for in the Confidentiality Agreement in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for willful breach of this Agreement.

     Section 7.2     TERMINATION FEES.

          (a)   Notwithstanding   any  provision  in  this   Agreement  to  the
contrary,

                (i)    if (A) this  Agreement is terminated by Parent  pursuant
     to SECTION 7.1(g) and (b) concurrently with or within twelve (12) months after such termination, an agreement in principle, acquisition agreement or other similar binding agreement with respect to a Qualifying Transaction shall have been entered into with any person other than Parent or any of its affiliates or associates, then the Company shall pay to Parent a fee of $50 million in cash and the Company shall have no further liability with respect to this Agreement or the transactions contemplated hereby to Parent, Merger Sub or their stockholders or their Representatives (PROVIDED that nothing herein shall release any party from liability for intentional breach or fraud), such payment to be made upon consummation of such Qualifying Transaction, it being understood that in no event shall the Company be required to pay the fee referred to in this
     SECTION 7.2 on more than one occasion; and

                (ii) if this Agreement is terminated by the Company pursuant to SECTION 7.1(c) or by Parent pursuant to SECTION 7.1(d), then the Company shall pay to Parent a fee of $50 million in cash and the Company shall have no further liability with respect to this Agreement or the transactions contemplated hereby to Parent, Merger Sub or their stockholders or their Representatives (PROVIDED that nothing herein shall release any party from liability for intentional breach or fraud), such payment to be made within two (2) business days of such termination by the Company, it being understood that in no event shall the Company be required to pay the fee referred to in this SECTION 7.2 on more than one occasion;

For purposes of this Agreement, "QUALIFYING TRANSACTION" shall mean any (i) acquisition of the Company by merger or business combination transaction, or for a "merger of equals" with the Company; (ii) acquisition by any person (other than Parent, any of its Subsidiaries or their affiliates or associates) of fifty percent (50%) or more of the assets of the Company and its Subsidiaries, taken as a whole; or (iii) acquisition by any person of fifty percent (50%) or more of the outstanding shares of Company Common Stock.

          (b)   If this  Agreement  is  terminated  by the Company  pursuant to
SECTION 7.1(h), then Parent shall pay to the Company a fee of $50 million plus reimbursement for a portion of the expenses incurred by the Company as a result of the Company's strategic process in cash and Parent and Merger Sub shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the Company, its stockholders or their Representatives (PROVIDED that nothing herein shall release any party from liability for fraud), such payment to be made within two (2) business days of such termination by the Company.

          (c) Each of the parties hereto acknowledges that the agreements contained in this SECTION 7.2 are an integral part of the transactions contemplated by this Agreement. If any party fails to timely pay the amount due under this SECTION 7.2 when due and as directed in writing by the other party to accounts designated by such other party within the time periods specified in this SECTION 7.2 (the "DEFAULTING PARTY") and the other party, in order to obtain payment, commences on legal action which results in a judgment against the Defaulting Party for the amount due under this SECTION 7.2, then in addition to the amount of such judgment the Defaulting Party shall pay to the other party an amount equal to its documented costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such legal action, together with interest at the prime rate of JPMorgan Chase Bank, N.A. in effect on the date such payment was required to be made through the date of payment.

     Section 7.3 AMENDMENT OR SUPPLEMENT. At any time before or after approval of the matters presented in connection with the Merger by the respective stockholders of the Company and prior to the Effective Time, this Agreement may be amended or supplemented in writing by the Company and Parent with respect to any of the terms contained in this Agreement, except that following approval of the Merger by the stockholders of the Company there shall be no amendment or change to the provisions hereof which by Law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval.


                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.1 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

     Section 8.2 EXPENSES. Except as otherwise set forth in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except expenses incurred in connection with the printing, filing and mailing of the Information Statement (including applicable SEC filing fees) shall be shared equally by the Company and Parent.

     Section 8.3 CERTAIN DEFINED TERMS. For the purposes of this Agreement, unless the context requires otherwise, the following terms shall have the following meanings:

     "AFFILIATE" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "CONTROL" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise.

     "ASSOCIATE" shall have the meaning set forth in Section 12b-2 of the Exchange Act.

     "BUSINESS DAY " shall mean any day, other than a Saturday, Sunday or day on which banking institutions in New York, New York, Milan, Italy or London, England, are authorized or obligated by Law or executive order to be closed for business during normal working hours.

     "KNOWLEDGE" shall mean, with respect to (i) the Company, the actual knowledge of the Chief Executive Officer, the Chief Financial Officer and the General Counsel of the Company and (ii) Parent, the actual knowledge of the directors of Parent.

     "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity.

     "SUBSIDIARY" shall mean, with respect to any party, any corporation, partnership, limited liability company, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership), or (iii) such party or any Subsidiary of such party has the power to direct or cause the direction of the management and policies, whether through the ownership of voting securities, by contract or otherwise.

     Section 8.4 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

     Section 8.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflict of Laws thereof.

     Section  8.6    SUBMISSION  TO  JURISDICTION.  Each of the parties  hereto unconditionally and irrevocably (a) consents to submit itself to the jurisdiction of any federal or state court located in the State of Delaware ( "DELAWARE COURT") in the event of any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, or the breach, termination or validity thereof, (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such Delaware Court and irrevocably waives any objections which it may have now or in the future to the jurisdiction of any Delaware Court including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Delaware Court, except for an action to enforce an order or judgment of a Delaware Court.

     Section 8.7 SPECIFIC PERFORMANCE. Without prejudice to SECTION 7.2, each of the Company, Parent and Merger Sub recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the Company, Parent and Merger Sub agrees that in the event of any such breach, the aggrieved party shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement in any Delaware Court.

     Section 8.8 WAIVER OF JURY TRIAL. Each of Parent, the Company and Merger Sub hereby irrevocably waives all right to trial by jury in any action, suit, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, the Company or Merger Sub in the negotiation, administration, performance and enforcement hereof.

     Section 8.9 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing and sent electronically by pdf file (with delivery

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electronically confirmed) or by confirmed facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                     To Parent or Merger Sub:

                           Cameron 1 S.a.r.l.
                           5, Place du Theatre
                           L 2613 Luxembourg
                           Facsimile: +352 2647 8367
                           Attention: Mrs. Emanuela Brero

                     with copies to:

                           SJ Berwin LLP
                           Corso Matteotti 3
                           Milano 20121
                           Italy
                           Facsimile: +39 02 36 57 57 57
                           Attention: Alberto Morano

                           and

                           Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           Alder Castle, 10 Noble Street
                           London  EC2V 7JU
                           Facsimile: +44 20 7367 1652
                           Attention: David Lakhdhir

                     To the Company:

                           Samsonite Corportion
                           575 West Street
                           Suite 110
                           Mansfield, Massachusetts 02048
                           Facsimile: +1 508 851 8720
                           Attention: General Counsel
                     with copies to:

                           Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street
                           Canary Wharf
                           London, England E14 5DS
                           Facsimile:  +44 207 519 7070
                           Attention:  Scott Simpson

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

     Section 8.10 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 8.11 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     Section 8.12 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the exhibits and schedules hereto), the Written Consent and Voting Agreement, the Equity Commitments and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof. Except for the provisions of SECTION 5.12 hereof, this Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.13 HEADINGS. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     Section 8.14 INTERPRETATION. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include,"

"includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated jointly in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted jointly by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

     Section 8.15 EXTENSION OF TIME, WAIVER, ETC. At any time prior to the Effective Time, the Company and Parent may (a) extend the time for the performance of any of the obligations or acts of the other party; (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                      CAMERON 1 S.A.R.L.


                      By:        /s/ Alberto Morano
                          -------------------------------------------------
                          Name:  ALBERTO MORANO
                          Title: ATTORNEY-IN-FACT


                      CAMERON ACQUISITIONS CORPORATION


                      By:        /s/ Alberto Morano
                          -------------------------------------------------
                          Name:  ALBERTO MORANO
                          Title: ATTORNEY-IN-FACT


                      SAMSONITE CORPORATION


                      By:        /s/ DEBORAH RASIN
                          -------------------------------------------------
                          Name:   DEBORAH RASIN
                          Title:  VP - LEGAL & GENERAL COUNSEL